                                                                     Exhibit 5.1

                   FORM OF LEGALITY OPINION OF FOLEY HOAG LLP

__________________, 200_

Benjamin Franklin Bancorp
58 Main Street
P.O. Box 309
Franklin, MA 02038-0309

Ladies and Gentlemen:

      We are furnishing this opinion of counsel to Benjamin Franklin Bancorp, Inc., a Massachusetts corporation (the "Company"), for filing as Exhibit 5.1 to the Registration Statement on Form S-4 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the issuance of shares of the common stock of the Company, no par value (the "Shares"), in connection with the proposed merger of Chart Bank with the Company's wholly-owned subsidiary, Benjamin Franklin Bank, as described in the Registration Statement.

      In this regard, we have examined the Articles of Organization and Bylaws of the Company, resolutions of the Board of Trustees of the Company, the Agreement and Plan of Merger among the Company, Chart Bank and Benjamin Franklin Bank (the "Agreement") and such other documents and matters of law as we deemed appropriate for the purposes of this opinion.

      Based on the foregoing, it is our opinion that, once it has obtained all necessary regulatory approvals and consummated the acquisition of Chart Bank pursuant to the terms of the Agreement as described in the Registration Statement, the Shares, when issued, delivered and sold in the manner described in the Registration Statement, will be legally issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under "Legal Opinions" in the Prospectus which is part of such Registration Statement. This consent shall not be deemed to be an admission that counsel is an expert within the meaning of Section 7 of the Securities Act of 1933, as amended.

                                                    Very truly yours,

                                                    FOLEY HOAG LLP

                                                    By: ________________________
                                                      A Partner